SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant [ ]
Filed by a Party other than the Registrant [X]

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[ ] Preliminary Proxy Statement
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    14a-6(e)(2))
[ ] Definitive Proxy Statement
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[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                               Asarco Incorporated
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                (Name of Registrant as Specified in Its Charter)


                            Phelps Dodge Corporation
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     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] $125 per Exchange Act Rules O-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item
    22(a)(2) of Schedule 14A.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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            pursuant to Exchange Act Rule 0-11 (set forth the amount on
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[ ]      Fee paid previously by written preliminary materials
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Notes:

                          [Letterhead of Phelps Dodge]



                                                              September 22, 1999


                                    IMPORTANT


Dear Asarco Shareholder:

         Phelps Dodge today announced that it has increased its offer for your Asarco shares. Under our improved offer, Asarco shareholders would receive $9.00 in cash and 0.2880 shares of Phelps Dodge common stock for each Asarco share. From any perspective our revised offer is vastly superior to the proposed Asarco/Cyprus Amax merger. Compare for yourself:

Increased Phelps Dodge Offers1                             Asarco/Cyprus Amax Merger
o   40% premiums                                           o  No premium
    -  Values Asarco at $25.47 per share                      -  Values Asarco at $5.00 + 1 new
       ($9.00 + 0.2880 Phelps Dodge shares)                      Asarco/Cyprus Amax share
    -  Values Cyprus Amax at $19.49 per share                 -  Values Cyprus Amax at $3.83 + 0.765
       ($6.89 + 0.2203 Phelps Dodge shares)                      new Asarco/Cyprus Amax share

o   $2.00/share annual dividend                            o  $0.20/share annual dividend
    -  Approximately 3.5% current yield                       -  Approximately 0.9% current yield

o   More upside potential based on proven                  o  More promises after years of
    track record                                              underperformance

         There is simply no comparison. Phelps Dodge's increased offer provides you with a compelling premium, a $2.00 annual cash dividend and the opportunity to participate in the greater upside potential resulting from the creation of a world-class global copper company

--------
1 Per share values based on 9/21/99 closing price for Phelps Dodge assuming full proration; premiums based on unaffected share prices for all three companies before trading was halted on the morning of 8/20/99; maintains Asarco/Cyprus Amax announced ratio of 0.765.

through ownership of Phelps Dodge shares. The enhanced Phelps Dodge offer contains an election feature that allows you to express your preference for Phelps Dodge shares or cash. Any Phelps Dodge shares receive will continue to be tax-free. However, you will not be able to realize the benefits from Phelps Dodge's increased offer if the proposed Asarco/Cyprus Amax no-premium merger is approved by shareholders.

                          Preserve your opportunity to
                 consider the financially superior Phelps Dodge
                                     offer.

                  Vote AGAINST the proposed Asarco/Cyprus Amax
             no-premium merger by signing, dating and returning the
                         enclosed BLUE proxy card today.

         It is important that you send your Board of Directors a clear message that you want Phelps Dodge's financially superior offer. Vote AGAINST the proposed Asarco/Cyprus Amax no-premium merger by sending in the enclosed BLUE proxy card today. Even if you have already mailed a white proxy card, you have every legal right to change that vote by signing, dating and mailing the enclosed BLUE proxy card today.

Sincerely,


/s/ Douglas C. Yearley                    /s/ J. Steven Whisler
------------------------------------      -------------------------------------
Douglas C. Yearley                        J. Steven Whisler
Chairman and Chief Executive Officer      President and Chief Operating Officer


If you need help voting your shares AGAINST the Asarco/Cyprus Amax no-premium merger, please call INNISFREE M&A INCORPORATED toll free at 877-750-5838.

This letter is neither an offer to exchange nor a solicitation of an offer to exchange the common stock of Asarco or Cyprus Amax for common stock of Phelps Dodge. The offers are being made solely by means of Phelps Dodge's amended prospectus and related letter of transmittal which are being mailed to shareholders separately. This letter shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                            PHELPS DODGE CORPORATION


Dear Shareholder:

Please accept our thanks for sending in your Blue Proxy Card.

To avoid any possible dispute as to the validity of your proxy for the reason(s) indicated below, we are requesting that you sign, date and mail the enclosed additional Blue Proxy Card with the correction indicated below in the self-addressed envelope provided for your convenience. This Proxy will automatically revoke any previously granted proxy when it is returned.

|_| Your previous proxy was unsigned. (If signing as attorney, executor, administrator, personal representative of an estate, corporate officer, partner, trustee, custodian or guardian, please sign and give your full title as such.)

|_| Your previous proxy was undated. (Please date, sign and return the enclosed Blue Proxy Card in the enclosed envelope.)

|_| Your previous proxy omitted your title or authority. (If signing as attorney, executor, administrator, personal representative of an estate, corporate officer, partner, trustee, custodian or guardian, please sign and give your full title as such.)

|_| Your previous proxy, as signed, did not conform to the name shown on the proxy. (Please date and sign the enclosed Blue proxy card exactly as the registration appears on the proxy, including your full title if signing other than in an individual capacity.) If the registration is in the name of a custodian for the benefit of a minor, the custodian must sign and indicate his/her capacity. If you are a beneficiary 18 years or older, you may sign as long as you indicate your age.

|_| Your previous proxy was not signed by all joint owners. (If shares are registered in the name of more than one person, each such person should sign the enclosed Blue Proxy Card. If a joint tenant is deceased, please indicate that you are the surviving joint owner.)

|_| Your previous proxy, as marked, did not clearly specify your instructions. Please sign, date and clearly mark your proxy.

|_|   Other____________________________________________________________________
      _________________________________________________________________________

Since time is of the essence, we would greatly appreciate your signing, dating and mailing the enclosed Blue Proxy Card as soon as possible. Please mail it in the envelope provided for your convenience. If you have any questions, please call Innisfree M&A Incorporated, the firm assisting us, toll-free at 877-750-5838. Once again, we greatly appreciate your support.

Sincerely,



PHELPS DODGE CORPORATION